UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 9, 2005

CASCADE MICROTECH, INC.

(Exact name of registrant as specified in its charter)

OREGON	000-51072	93-0856709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2430 N.W. 206th Avenue
Beaverton, Oregon 97006
(503) 601-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On December 9, 2005, the Board of Directors of Cascade Microtech, Inc. (the “Company”) approved the compensation to be paid to each non-employee director of the Board (the “Outside Directors”) with respect to service on the Board.  Compensation approved included an annual retainer of $24,000, meeting fees of $1,000 for each Board meeting attended, (the Lead Director will receive meeting fees of $3,000 for each meeting attended) and $500 for each committee meeting attended (the Chair of each committee will receive meeting fees of $3,000 for each committee meeting attended).  Additionally, each Outside Director will receive a grant of options to purchase 30,000 shares of Company common stock upon initial election to the Board and a grant of options to purchase 15,000 shares of Company common stock for each subsequent year of service.  Such options are granted pursuant to the Company’s 2000 Stock Incentive Plan, (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1, File No. 333-113256).

A summary describing the elements of such compensation is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01.               FINANCIAL STATEMENTS AND EXHIBITS

(c)                                 Exhibits.

10.1                           Summary of Non-Employee Director Compensation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on December 9, 2005.

CASCADE MICROTECH, INC.
(Registrant)

By	/s/ Steven Sipowicz
Steven Sipowicz
Vice President and Chief Financial Officer